                                                                    EXHIBIT 23.5

                                  CONSENT FORM
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I, Lester P. Silverman, hereby consent to the inclusion of my name as a nominee director of Ormat Technologies Inc. (the "company") to be appointed upon my retirement from McKinsey & Company, Inc. in the first quarter of 2005, and to the inclusion of my biographical information in the company's Amendment No. 1 to
Registration Statement on Form S-1 (File No. 333-117527) filed with the
Securities Exchange Commission.

Date: September 21, 2004

Name:   Lester P. Silverman
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Signature: /s/ Lester P. Silverman
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